Exhibit 99.1

For Immediate Release

MOLEX ANNOUNCES SETTLEMENT OF LITIGATION WITH MIZUHO BANK

Lisle, Illinois – February 15, 2013— Molex Incorporated (NASDAQ: MOLX and MOLXA), a global electronic components company, announced today that it has settled litigation with Mizuho Bank, which commenced in Tokyo District Court in August 2010, regarding previously reported unauthorized loans. The charge for the quarter ending March 31, 2013 related to this settlement is expected to approximate between $21 - 23 million before tax based on current foreign exchange rates.

Under the terms of the settlement agreement, Molex agreed to pay Mizuho ¥17 billion ($183 million based on current foreign exchange rates) and Mizuho agreed to dismiss the district court proceedings and release approximately $4.6 million (based on current foreign exchange rates) that the bank has held since 2010. In addition, Mizuho agreed to release Molex from any future claims relating to the unauthorized loans and provisional attachments.

“We believe that continuing protracted and costly litigation with an uncertain outcome is not in our best interests,” commented Martin P. Slark, Vice Chairman and Chief Executive Officer of Molex. “This settlement, by eliminating that cost and uncertainty, allows us to focus on executing our business strategy.”

As of December 31, 2012, Molex had an accrued liability of $170.7 million and disclosed a contingent liability of $66.2 million with respect to the unauthorized loans.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as “expect,” “anticipate,” “outlook,” “forecast,” “could,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” “potential,” variations of such words and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under “Outlook.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Respective risks, uncertainties, and assumptions that could affect the outcome or results of operations are described in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2012, and the Form 10-Q for the quarters ended September 30, 2012 and December 31, 2012, which are incorporated by reference and in other reports that Molex files or furnishes with the Securities and Exchange Commission.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, industry trends, global economic conditions, success of customers, cost of raw materials, value of inventory, availability of credit, foreign currency exchange rates, labor costs, protection of intellectual property, cost reduction initiatives, acquisition synergies, manufacturing strategies, product development introduction and sales, regulatory changes, competitive strengths, income tax fluctuations, natural disasters, unauthorized access to data, government investigations and outcomes of legal proceedings. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Molex Incorporated is a 74-year-old global manufacturer of electronic, electrical and fiber optic interconnection systems. Based in Lisle, Illinois, USA, the Company operates 41 manufacturing locations in 15 countries. The Molex website is www.molex.com.

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Editor’s note: Molex is traded on the NASDAQ Global Select Market (MOLX and MOLXA) in the United States and on the London Stock Exchange. The Company’s voting common stock (MOLX) is included in the S&P 500 Index.